Volato Announces Receipt of Continued Listing Standards Notice from NYSE American

Atlanta, GA – (BusinessWire) - June 21, 2024 - Volato Group, Inc. (NYSE American: SOAR) (“Volato” or the “Company”) today announced that on June 18, 2024, it received a notice (the “notice”) from the NYSE American LLC (the “NYSE American”) advising the Company that it is not in compliance with the NYSE American continued listing standards set forth in Section 1003(a)(i) of the NYSE American Company Guide (the “Company Guide”) requiring a company to have stockholders’ equity of at least $2.0 million if it has reported losses from continuing operations and/or net losses in two of its three most recent fiscal years and Section 1003(a)(ii) of the Company Guide requiring a company to have stockholders’ equity of at least $4.0 million if it has reported losses from continuing operations and/or net losses in three of its four most recent fiscal years. The Company must submit a plan (the “Plan”) by July 18, 2024 to the NYSE American outlining actions it has taken or will take to regain compliance with the continued listing standards by December 18, 2024. If the Plan is not permitted or the Plan is not accepted, delisting proceedings will commence.

The notice has no immediate impact on the listings of Volato’s shares of common stock and warrants on the NYSE American. Volato’s common stock and warrants will continue to be listed and traded on the NYSE American under the tickers “SOAR” and “SOAR.WS,” respectively, during the six-month period allotted for the Company to regain compliance, subject to the Company’s compliance with the other continued listing standards of the NYSE American.

The notice does not affect the Company’s ongoing business operations or its reporting requirements with the Securities and Exchange Commission (the “SEC”).

Volato is committed to regaining compliance with the NYSE American’s continued listing standards but cannot guarantee that it will regain compliance within the allotted period of time. Additional information regarding the notice from the NYSE American can be found in the Current Report on Form 8-K filed with the SEC on June 21, 2024, available on Volato’s Investor Relations website: https://ir.flyvolato.com/.

About Volato

Volato (NYSE American: SOAR) is a leader in private aviation, redefining air travel through modern, efficient, and customer-designed solutions. Volato provides a fresh approach to fractional ownership, aircraft management, jet card, deposit and charter programs, all powered by advanced, proprietary mission control technology. Volato’s fractional programs uniquely offer flexible hours and a revenue share for owners across the world’s largest fleet of HondaJets, which are optimized for missions of up to four passengers. For more information visit www.flyvolato.com.

All Volato Part 135 charter flights are operated by its DOT/FAA-authorized air carrier subsidiary (G C Aviation, Inc. d/b/a Volato) or by an approved vendor air carrier.

Forward-Looking Statements

The Company cautions you that this press release contains forward-looking statements within the meaning of the securities laws. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words or variation of words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “projects,” “forecasts,” “targets,” “would,” “will,” “should,” “goal,” “could” or “may” or other similar expressions. Forward-looking statements provide management or the board of directors’ current expectations or predictions of future conditions, events, or results. All statements that address operating performance, events, or developments that may occur in the future are forward-looking statements, including statements regarding a period to comply with the Plan and applicable NYSE American continued listing standards, and actions of the Company and/or the NYSE American to be taken with respect to matters discussed in the notice. All forward-looking statements speak only as of the date they are made and reflect the Company’s good faith beliefs, assumptions, and expectations, but they are not guarantees of future performance or events. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement, except as required by law. By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Factors that might cause such differences include, but are not limited to, a variety of economic, competitive, and regulatory factors, many of which are beyond the Company’s control, that are described in the Company’s periodic reports filed with the SEC including its Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2023, and other factors that the Company may describe from time to time in other filings with the SEC. You should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

Contact\

For Investors:
investors@flyvolato.com